         EXHIBIT 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date: September 18, 2006

Contact: Ms. Judith Barber	News Contact: Peter Hamilton
Corporate Secretary	Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

Bank of Smithtown to Open Fourteenth Branch in Bohemia; Diana Vogel to manage new “Bank of the Future” Retail Destination

(Hauppauge and Bohemia, NY, September 18, 2006) - Bank of Smithtown on September 29th and 30th will host the grand opening of its 14th branch in Bohemia at 3460 Veterans Highway, conveniently located at the corner of Sycamore Avenue, it was announced today by Bradley E. Rock, Chairman, President and CEO of Bank of Smithtown and its parent, Smithtown Bancorp (NASDAQ: SMTB).

The latest addition to Bank of Smithtown’s family of offices continues a series of expansionary, yet carefully managed branch openings, the most recent being the Port Washington branch in 2005. Plans are afoot for additional branches in Coram, Deer Park, Nesconset, East Setauket and Huntington as Bank of Smithtown’s brand of personal service continues to attract new customers whose deposits have been largely responsible for the bank’s growth.

2006 thus far has been a noteworthy year for the bank. Investor’s Business Daily named holding company Smithtown Bancorp to the IBD 100 roster of top performing stocks. Bank of Smithtown was named #4 in U.S. Banker’s roster of the top 200 publicly traded community banks in the nation. Smithtown Bancorp was named to the Russell 2000 Index of mid-cap and small cap stocks on the U.S. exchanges. And the SMTB stock continues to deliver superior performance figures, with company shares up 46% so far this year, the largest gain of any bank on Long Island.

Mr. Rock stated: “This has been another excellent year for Bank of Smithtown. But all of these honors, all of these recognitions, are due solely to the dedication, pride and commitment to customer-centric service provided by our people. We expect to bring the same dedication to our Bohemia customers, who soon will find that Bank of Smithtown is where ‘everybody knows your name.’ ”

John A. Romano, Executive Vice President and Chief Retail Officer, said that the new Bohemia branch would continue in the Bank’s forward-looking, personalized, retail approach to banking. “Our branches are true retail destinations,” Mr. Romano said. “They’re engaging venues for customers seeking a wide array of financial products and services.”

Mr. Romano said that the new state-of-the-art office will include one-on-one service from the bank’s knowledgeable Bank Pros (sm); a free gourmet coffee bar; large plasma screen televisions; a drive-up ATM; safe deposit boxes; self-service coin counter; and expanded banking hours.

The new Bohemia branch will be part of Bank of Smithtown’s growth strategy to expand its existing regional banking network by serving customers within its primary regional market area. The Bohemia hours are Mondays through Thursdays, 8:30 a.m.- 4 p.m.; Friday between 8:30 a.m.-7 p.m.; and Saturday from 9 a.m.-4 p.m.

Bank of Smithtown’s new Bohemia location and earlier the branches in Port Washington, the Hauppauge headquarters branch, Miller Place, Wading River, Setauket and Rocky Point feature no teller lines and no teller counters. They warmly offer a coffee bar, plasma screens and small coffee tables with chairs.

Mr. Romano said: “Our retail environments have been designed to be customer-centric, to put our customers at ease and to showcase our products and services. We are community bankers; this background improves the opportunities for us to communicate with our customers and to get those products and services into the hands of customers and neighbors who desire and ask for them.”

Diana Vogel Named Branch Manager

To lead the new Bohemia branch, Mr. Romano announced the appointment of Diana Vogel as Branch Manager and Maria Triola as Assistant Manager.

Said Mr. Romano: “Diana Vogel has been the assistant manager of our Miller Place office since its inception. Diana has been instrumental in bringing Bank of Smithtown’s personal brand of banking to the Miller Place customers, and has done an exceptional job collecting deposits and building relationships with Miller Place customers, and we look for her to do the same with our Bohemia customers.”

“Maria Triola brings a wealth of management and customer service experience to Bank of Smithtown Bohemia customers. She embraces our customer service proposition of ‘Dedicated. To You.’ Maria also lives in the community and understands the unique needs of business and consumer customers,” Mr. Romano said.

Ms. Vogel, with an 18 year-banking career, looks forward to becoming professionally and personally active in the Bohemia community. She has significant experience in branch banking and customer relations. Prior to that, she had been with Bank of New York in Rocky Point since 1987, ultimately serving as assistant manager for the branch. Ms. Vogel received her B.A. in Marketing from Pace University in New York and went on to a Master’s program at Dowling College in Oakdale. She is a resident of Mt. Sinai, NY.

Ms. Triola, who is joining Bank of Smithtown’s new Bohemia branch as Assistant Manager, also has an 18-year career in banking, most recently as Assistant Branch Manager at New York Commercial Bank. Prior to that she spent 14 years at EAB in branch sales, operations and service. A Ronkonkoma resident, she looks forward to serving and to getting to know her Bohemia customers.

About Smithtown Bancorp and Bank of Smithtown: Smithtown Bancorp has been a high-performing company for many years. Over the past decade, the company has enjoyed an average growth in earnings per share of more than 27% per year. The average return on shareholder equity has been 23% per year. During this period, the company’s stock has split five times and the value of the company’s shares has increased at a compounded annual growth rate of 32%.

Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other risk factors disclosed in the Company's reports filed with the Securities and Exchange Commission; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.